EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

Hyperion Telecommunications, Inc. (Delaware corporation)

Hyperion Telecommunications, LLC (Delaware limited liability company)

Hyperion Communications General Holdings, Inc. (Delaware corporation)

Hyperion Communications Capital, Inc. (Delaware corporation)

Hyperion Communications Long Haul, L.P. (Delaware limited partnership)

Hyperion International, LLC (Delaware limited liability company)

Hyperion Communications of Alabama, LLC (Delaware limited liability company)

Hyperion Communications of Arkansas, LLC (Delaware limited liability company)

         Entergy Hyperion Telecommunications of Arkansas, L.L.C. (50% owned) (an Arkansas limited liability company)

Hyperion Communications of Connecticut, Inc. (Delaware corporation)

Hyperion Communications of Delaware, LLC (Delaware limited liability company)

Hyperion Communications of District of Columbia, LLC (Delaware limited liability company)

Hyperion Communications of Florida, LLC (Florida limited liability company)

Hyperion Telecommunications of Florida, Inc. (Florida corporation)

         Hyperion Communications of Jacksonville, Inc. (Florida corporation)

Hyperion Communications of Georgia, LLC (Delaware limited liability company)

Hyperion Communications of Illinois, Inc. (Delaware corporation)

Hyperion Communications of Indiana, L.P. (Delaware limited liability company)

Hyperion Communications of Kansas, LLC (Delaware limited liability company)

Hyperion Communications of Kentucky, Inc. (Delaware corporation)

Hyperion Telecommunications of Louisiana, Inc. (Delaware corporation)

         Entergy Hyperion Telecommunications of Louisiana, L.L.C. (50% owned) (an Arkansas limited liability company)

Hyperion Communications of Maine, Inc. (Delaware corporation)

Hyperion Communications of Maryland, LLC (Delaware limited liability company)


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Hyperion Communications of Massachusetts, Inc. (Delaware corporation)

Hyperion Communications of Michigan, Inc. (Delaware corporation)

Hyperion Communications of Mississippi, L.P. (Delaware limited partnership)

Hyperion Telecommunications of Mississippi, Inc. (Delaware corporation)

         Entergy Hyperion Telecommunications of Mississippi, L.L.C. (50% owned) (an Arkansas limited liability company)

Hyperion Communications of New Hampshire, Inc. (Delaware corporation)

Hyperion Communications of New Jersey, LLC (Delaware limited liability company)

Hyperion Telecommunications of New York, Inc. (Delaware corporation)

Hyperion Communications of Eastern New York, Inc. (Delaware corporation)

Hyperion Communications of North Carolina, Inc. (Delaware corporation)

Hyperion Communications of North Carolina, L.P. (Delaware limited partnership)

Hyperion Communications of Ohio, Inc. (Delaware corporation)

Hyperion Telecommunications of Pennsylvania, Inc. (Delaware corporation)

         PECO Hyperion Telecommunications (50% owned) (Pennsylvania general partnership)

         Hyperion Susquehanna Telecommunications (50% owned) (Pennsylvania general partnership)

         Allegheny Hyperion Telecommunications, L.L.C. (50% owned) (Pennsylvania limited liability company)

         Hyperion Telecommunications of Harrisburg, Inc. (Delaware corporation)

Hyperion Communications of Pennsylvania, LLC (Delaware limited liability company)

Hyperion Communications of Rhode Island, Inc. (Delaware corporation)

Hyperion Communications of South Carolina, Inc. (Delaware corporation)

Hyperion Telecommunications of Tennessee, Inc. (Delaware corporation)

         AVR, L.P. d/b/a Hyperion of Tennessee, L.P. (95% owned) (California limited partnership)

Hyperion Communications of Tennessee, L.P. (Delaware limited partnership)

Hyperion Communications of Texas, L.P. (Delaware limited partnership)

Hyperion Communications of Vermont, Inc. (Delaware corporation)

Hyperion Communications of Virginia, LLC (Virginia limited liability company)

Hyperion Communications of West Virginia, LLC (Delaware limited liability company)